UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
CELEBRATE EXPRESS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Of Annual Meeting Of Shareholders
To Be Held October 18, 2007

TO THE SHAREHOLDERS OF CELEBRATE EXPRESS, INC.:

The Annual Meeting of Shareholders of Celebrate Express, Inc. (the “Company”) will be held on October 18, 2007 at 10:00 a.m. local time at The Marriott Courtyard Kirkland, 11215 NE 124th Street, Kirkland, Washington 98034, for the following purposes, as more fully described in the accompanying Proxy Statement.

1. To elect two Class III directors to hold office until the 2010 annual meeting of shareholders.

2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008.

3. To declassify the Board of Directors and establish annual director elections.

4. To amend the Company’s Articles of Incorporation to provide for the amendment of the Company’s bylaws by a majority vote of the Company’s shareholders.

5. To amend the Company’s Articles of Incorporation to provide that directors may be removed by the shareholders without cause.

6. To ratify the Company’s Shareholder Rights Plan.

7. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on August 24, 2007 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Darin L. White
Secretary

Kirkland, Washington
September 4, 2007

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

PROXY STATEMENT
2007 ANNUAL MEETING OF SHAREHOLDERS
BOARD OF DIRECTORS
NOMINEES AND CONTINUING DIRECTORS
DIRECTOR NOMINATION
DIRECTOR COMPENSATION
BOARD MEETINGS AND COMMITTEES
COMMUNICATIONS WITH DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CODE OF ETHICS
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 1 — ELECTION OF DIRECTORS
PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS
PROPOSAL 3 — DECLASSIFICATION OF THE BOARD OF DIRECTORS
III DIRECTORS
III DIRECTORS
IV. Shareholder Rights
III DIRECTORS
PROPOSAL 6 — RATIFICATION OF COMPANY’S SHAREHOLDER RIGHTS PLAN
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Celebrate Express, Inc.
11232 – 120th Avenue N.E., Suite 204
Kirkland, Washington 98033
(425) 250-1061

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

Celebrate Express, Inc. (the “Company”) is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2007 Annual Meeting of Shareholders to be held on October 18, 2007, at 10:00 a.m. local time, at The Marriott Courtyard Kirkland, 11215 NE 124th Street, Kirkland, Washington 98034, and at any adjournments thereof (the “Annual Meeting”). These materials are being mailed to shareholders on or about September 12, 2007.

Only holders of the Company’s common stock as of the close of business on August 24, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee, and you bring the proxy to the Annual Meeting. As of the Record Date, there were 7,965,816 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of shareholders present at the meeting for purposes of determining whether a quorum is present.

Each shareholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such shareholder on the Record Date. Shareholders do not have cumulative voting rights. Shareholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement, and for the approval or ratification of each other item set forth on the Notice of Meeting. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Washington law and the Company’s Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. If a quorum is present, each of the proposals to amend the Articles of Incorporation (i) to declassify the Board of Directors; (ii) to provide that bylaw amendments require the approval of a majority of the Company’s stockholders; and (iii) to allow the removal of a director without cause require the approval of a majority of the shares eligible to vote at the Annual Meeting. Abstentions and broker non-votes will effectively count as a vote against these proposals. If a quorum is present, the proposals to ratify the Shareholder Rights Plan and to ratify the appointment of Grant Thornton LLP will be adopted if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but will have no effect on the results of the vote.

A shareholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 11232 – 120th Avenue N.E., Suite 204, Kirkland, Washington 98033 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation.

BOARD OF DIRECTORS

The Company’s Articles of Incorporation require that the Board of Directors be divided into three classes. Shareholders elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year term. The Class III directors are nominees for re-election at this Annual Meeting.

At the Annual Meeting, the shareholders will vote on the election of Mr. Donald R. Hughes and Ms. Jean Reynolds as Class III directors to serve until the annual meeting of shareholders in 2010, and until their successors are elected and qualified. Each nominee has consented to serve an additional term. All directors will hold office until the annual meeting of shareholders at which their terms expire and the election and qualification of their successors.

The name of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of September 4, 2007, and certain other information, is set forth below:

			Term Expires
			on the
			Annual Meeting
Name of Director Nominee	Age	Position	Held in the Year

Donald R. Hughes(3)	46	Director	2007
Jean Reynolds(1)(3)	49	Director	2007
Name of Continuing Directors
Keith L. Crandell(1)(2)	47	Director	2008
Estelle DeMuesy(2)(3)	47	Director	2009
Kevin A. Green	49	Chief Executive Officer, President and Director	2008
Stephen Roseman	37	Director	2008
Kenneth H. Shubin Stein, M.D.	38	Director	2009

(1)	Member of the Compensation Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Audit Committee

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting. Each of the current members of the Board of Directors, other than Mr. Green, has been determined by the Board of Directors to be “independent” as defined by the rules of The Nasdaq Stock Market.

Keith L. Crandell has served as a member of the Board of Directors since January 2002. Since July 1994, Mr. Crandell has served as a managing director of ARCH Venture Partners, a venture capital firm. Mr. Crandell also serves as a director of several companies. Mr. Crandell holds an M.B.A. from the University of Chicago, an M.S. in Chemistry from the University of Texas at Arlington, and a B.S. in Chemistry from St. Lawrence University.

Estelle DeMuesy has served as a member of the Board of Directors since May 2005. Since January of 2007 Ms. DeMuesy has ran her own company, Tampa Design Services, Inc. From May 2001 to January 2007, Ms. DeMuesy served as President of Linensource and Casual Living at Thompson Group, a consumer direct marketing company. From October 1998 to April 2001 she served as Vice President of dELiA Corporation as manager of their direct marketing division. From 1995 to 1998, Ms. DeMuesy served as President and CEO of Storybook Heirlooms.

Kevin A. Green has served as the Company’s President and Chief Executive Officer since May 2006 and as a member of the Board of Directors since June 2006. Prior to joining the Company, Mr. Green served as the Executive Vice President and Chief Marketing Officer for Lillian Vernon Corporation, an online and catalog specialty retailer of gift, household, Halloween, Christmas, personalized and children’s products since June 2003. Mr. Green served as President of Lillian Vernon Corporation, when it was a public company from June 2000 until June 2003, when the company was sold and taken private. From March 1990 until June 2000, he served in a number of marketing positions at Lillian Vernon including most recently as Senior Vice President of Marketing. Prior to joining Lillian Vernon, Mr. Green held various marketing positions at Doubleday Book & Music Clubs (now Bookspan) and Better Homes and Gardens Book Club. Mr. Green holds a baccalaureate degree in Industrial Management from Rowan State College.

Donald R. Hughes has served as a member of the Board of Directors since October 2004. Mr. Hughes is currently employed as Chief Operating Officer of Fair Indigo, LLC. Fair Indigo is a start-up seller of private label men’s and women’s apparel. He joined Lands’ End in October 1987 and held numerous positions, including senior staff accountant, controller, director of finance and most recently as senior vice president and chief financial officer from January 2001 until February 2004. Prior to his employment with Lands’ End, Mr. Hughes served as an auditor with Arthur Andersen & Co. Mr. Hughes earned a B.B.A. in accounting from the University of Wisconsin — Whitewater and holds a certification as a certified public accountant from the State of Wisconsin.

Jean Reynolds has served as a member of the Board of Directors since November 2003. Since December 1998, Ms. Reynolds has been the president of Maxon Furniture, Inc., an operating company of HNI Corporation. Ms. Reynolds joined HNI Corporation in 1981, and has held numerous positions, including positions in finance, marketing, strategic planning, and sales management, including, since December 1998, service as president of BPI/Panel Concepts, an operating company of HNI Corporation, now known as Maxon Furniture, Inc. Ms. Reynolds holds a B.A. in business administration from the University of Iowa and earned certification as a certified public accountant from the State of Iowa.

Stephen Roseman has served as a member of the Board of Directors since August 2006. Mr. Roseman is the managing member of Thesis Capital Management, LLC, a firm he founded in 2005, which is an investment management firm that serves as the investment manager of Thesis Capital, LP, Thesis Capital Domestic, LP, Thesis Capital Offshore Limited and Thesis Capital Master Fund Limited. From 2003 to 2005, Mr. Roseman was a portfolio manager at Kern Capital Management, where he managed the consumer, retail, and business services portfolio. Mr. Roseman’s previous professional experience includes OppenheimerFunds, Inc. where he worked as a Senior Equity Analyst with responsibility for investments in all of the consumer, financials, energy and industrial sectors for the Discovery Fund from 2000 to 2003; PaineWebber Group Inc. where he was an Account Executive focusing on fixed income cash management tools for corporate clients; and Sperry Van Ness where he worked as an Associate in industrial real estate advisory and brokerage. Mr. Roseman received an M.B.A. from Fordham University Graduate School of Business Administration and a B.A. in French Literature from Arizona State University.

Kenneth H. Shubin Stein, M.D has served as a member of the Board of Directors since August 2006. Dr. Shubin Stein is the managing member of Spencer Capital Management, LLC, a firm he founded in December 2002, which is an investment management firm that serves as the investment adviser of Spencer Capital Opportunity Fund, LP, Spencer Capital Opportunity Fund II, LP, Spencer Capital Offshore Opportunity Fund, Ltd. and Spencer Capital Select Fund, LP, all private pooled investment vehicles. Dr. Shubin Stein also advises separate accounts. He was a portfolio manager at Promethean Investment Group LLC from September 2001 to December 2002, and an Orthopedic Resident at Mount Sinai Hospital from June 2000 until August 2001. He is a graduate from the Albert Einstein College of Medicine and graduated from Columbia College with dual concentrations in Premedical Studies and Political Science

There are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATION

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the nominating and corporate governance committee (the “nominating committee”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board of Directors duties.

Shareholder Nominees.  The nominating committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the nominating committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the shareholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such shareholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption “Shareholder Proposals for 2008 Annual Meeting” below.

Process for Identifying and Evaluating Nominees.  The nominating committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the nominating committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual shareholder meetings, the nominating committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if the nominating committee deems appropriate, a third-party search firm. The nominating committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating committee. Based on this input, the nominating committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the shareholders, as appropriate.

Board Nominees for the 2007 Annual Meeting.  Each of the nominees listed in this Proxy Statement is a current director standing for re-election.

DIRECTOR COMPENSATION

Non-employee directors are entitled to receive an annual retainer of $15,000, and receive $1,000 for attending each board meeting in person, $500 for participating in each telephonic board meeting, and $500 for participating in each committee meeting. The chairperson of the audit committee receives an annual retainer of $5,000 per year and the chairperson of both the Company’s compensation committee and nominating and corporate governance committee receive an annual retainer of $2,000. Directors are reimbursed for certain expenses in connection with attending Board of Directors and committee meetings.

Under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”), any individual who becomes a non-employee director automatically receives an initial grant of options to purchase 13,246 shares of common stock upon being elected to the Board of Directors at an exercise price equal to the closing market price of the Company’s common stock on the date of grant. Initial grants made to non-employee directors will vest at the rate of 8.33% at the end of each three-month period following the date of grant. On the day following each annual meeting of shareholders, any person who is then a non-employee director and who has been a non-employee director for at least 6 months will automatically be granted an option to purchase 3,312 shares of common stock under the 2004 Plan at an exercise price equal to the closing market price of the Company’s common stock on the date of grant. Annual grants made to non-employee directors will vest at the rate of 25% at the end of each three month period following the date of grant.

The table below sets forth all of the compensation paid to non-employee directors of the Company in fiscal 2007.

	Fees Earned or	Option
	Paid in Cash	Awards	Total
Name	($)	($)	($)

Estelle DeMuesy	$31,500	$40,459	$71,959
Keith L. Crandell	32,000	64,721	96,721
Donald R. Hughes	36,000	70,896	106,896
Jean Reynolds	34,000	64,721	98,721
Stephen Roseman	20,820	25,484	46,304
Kenneth J. Shubin Stein, M.D.	19,820	25,484	45,304

BOARD MEETINGS AND COMMITTEES

The Company’s Board of Directors met 23 times during fiscal 2007. After every regularly scheduled Board meeting, the Board of Directors meets in an executive session of independent directors without management present. The audit committee met 5 times, the compensation committee met 3 times and action was taken via unanimous written consent 1 times, and the nominating and corporate governance committee met 5 times during fiscal 2007. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the audit or compensation committee attended at least 75% of the committee meetings.

The Board of Directors has standing audit, compensation and nominating and corporate governance committees.

Audit Committee.  The audit committee consists of Mr. Hughes (chairperson), Ms. DeMuesy and Ms. Reynolds. The Board has determined that all members of the audit committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. Hughes qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the audit committee include appointing and providing the compensation of the independent registered public accounting firm to conduct the annual audit of the Company’s accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants.

Compensation Committee.  The compensation committee consists of Ms. Reynolds (chairperson), and Mr. Crandell. The Board has determined that all members of the compensation committee are independent directors under the rules of the Nasdaq Stock Market. Each member of the Compensation Committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The compensation committee administers the Company’s option and employee stock purchase plans, reviews and administers all compensation arrangements for executive officers and directors, and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee consists of Mr. Crandell and Ms. DeMuesy, each of whom the Board has determined is an independent director under the rules of the Nasdaq Stock Market. The nominating committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board, providing oversight with respect to corporate governance and evaluating the Board’s performance.

Each of the committees operate under a written charter adopted by the Board of Directors, a copy of which can be viewed in the Investor Relations section of the Company’s website at www.celebrateexpress.com.

Ms. Reynolds has served as the lead director of the Board since September 2004. Her duties include, among others to providing leadership to the Board in the absence of a Chairman of the Board and chairing regular meetings of independent directors without management present. The Board has appointed Mr. Roseman as a lead director commencing with the first meeting following the Annual Meeting.

COMMUNICATIONS WITH DIRECTORS

Shareholders or other interested parties may communicate with any director or committee of the Board of Directors by writing to them c/o Secretary, Celebrate Express, Inc., 11232 – 120th Avenue N.E., Suite 204, Kirkland, Washington 98033. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating and corporate governance committee.

Although the Company does not have a formal policy regarding attendance by the members of the Board of Directors at the annual meeting of shareholders, directors are encourage to attend.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists, or in the past fiscal year has existed, between any member of the compensation committee and any member of any other company’s board of directors or compensation committee.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. A copy of the Company’s Code of Ethics is available in the Investors Relations section of the Company’s website at www.celebrateexpress.com. We will disclose any amendments to the Code of Ethics or waiver of a provision of the Code of Ethics for directors, executive officers and other senior financial officers, including the name of the individual for which such waiver was granted, on a Form 8-K filed with the SEC. The Company has adopted a whistleblower policy applicable to employees that provides for protection from retaliation or discrimination by the Company.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding ownership of the Common Stock as of August 24, 2007, or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock, (b) each director and nominee for director of the Company, (c) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the “SEC”) or other reliable information.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Class

Five Percent Shareholders
ARCH Venture Fund IV, L.P.(3)	1,031,196	12.9%
8725 Higgins Road, Suite 290 Chicago, IL 60631
Cramer Rosenthal McGlynn, LLC(4)	539,100	6.8
520 Madison Avenue New York, NY 10022
Hawkshaw Capital Management, LLC(5)	808,288	10.1
400 Madison Avenue, 14th Floor New York, NY 10017
Midwood Capital Management, LLC(6)	554,800	7.0
575 Boylston St., 4th Floor Boston, MA 02116
Spencer Capital Management, LLC(7)	1,491,197	18.7
1995 Broadway, Suite 1801 New York, NY 10023
T2 Partners Management, LP(8)	759,317	9.5
145 East 57th Street, 10th Floor New York, NY 10022
Thesis Capital Management, LLC(9)	627,728	7.9
60 E. 42nd St., Suite 1245 New York, NY 10165
Named Executive Officers and Directors
Kevin A. Green	*
Darin White	*
Lisa Tuttle	*
Dennis Everhart	*
Keith Crandell(10)	1,064,863	13.3
Estelle DeMuesy	*
Donald R. Hughes	*
Jean Reynolds	*
Stephen Roseman(11)	632,144	7.9
Kenneth Shubin Stein, M.D.(12)	1,495,613	18.8
All executive officers and directors as a group (10 persons)(13)	3,383,217	41.5

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the named individuals is c/o Celebrate Express, Inc., 11232 – 120th Avenue N.E., Suite 204, Kirkland, Washington 98033.

(2)	Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after August 24, 2007. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

(3)	Consists of 1,004,754 shares held by ARCH Venture Fund IV, L.P. and 26,442 shares held by ARCH Entrepreneurs Fund, L.P. Excludes 13,797 shares and an option to purchase shares, 19,870 of which are exercisable within 60 days of August 24, 2007, held by Keith L. Crandell who is a managing director of ARCH Venture Partners IV, L.L.C., the general partner of ARCH Venture Fund IV, L.P. and ARCH Entrepreneurs Fund, L.P.

(4)	The information is based upon this entity’s 13F filing in August 2007.

(5)	The information is based upon this entity’s 13G filing in May 2007.

(6)	The information is based upon this entity’s 13G filing in February 2007.

(7)	Consists of 718,995 shares held by Spencer Capital Opportunity Fund, LP, 481,702 shares held by Spencer Capital Offshore Opportunity Fund, LP 182,404 shares held by CIL Spencer Limited and 108,096 held by Spencer Capital Opportunity Fund II, LP. Excludes an option to purchase shares, 4,416 of which are exercisable within 60 days of August 24, 2007, held by Dr. Kenneth Shubin Stein.

(8)	The information is based upon this entity’s 13F filing in August 2007.

(9)	Consists of 515,169 shares held by Thesis Capital Master Fund Limited and 112,559 shares held by Thesis Capital, LP.

(10)	Includes shares described above in footnote (3) as well as 13,797 shares and an option to purchase shares, 19,870 of which are exercisable within 60 days of August 24, 2007, owned by Mr. Crandell. Mr. Crandell is a managing director in ARCH Venture Partners IV, L.L.C., which is the general partner of ARCH Venture Fund IV, L.P. and ARCH Entrepreneurs Fund, L.P. Mr. Crandell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)	Includes shares described above in footnote (9) and an option to purchase shares, 4,416 of which are exercisable within 60 days of August 24, 2007 owned by Mr. Stephen Roseman.

(12)	Includes shares described above in footnote (7) and an option to purchase shares, 4,416 of which are exercisable within 60 days of August 24, 2007 owned by Dr. Shubin Stein.

(13)	Includes 184,469 shares issuable upon exercise of options exercisable within 60 days of August 24, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2007, such SEC filing requirements were satisfied.

MANAGEMENT

Executive Officers

Set forth below is the name, age, position and a brief description of the business experience of each of the Company’s executive officers as of September 15, 2007:

Name	Age	Position

Kevin A. Green	49	Chief Executive Officer, President and Member of the Board of Directors
Michael Eisenberg	59	Vice President, Marketing
Dennis Everhart	59	Vice President, Operations
Beth Sommers	45	Vice President, Merchandising
Lisa Tuttle	50	Vice President, Information Technology
Darin L. White	36	Vice President, Finance and Secretary

The description of business experience for Kevin A. Green can be found above under “Nominees and Continuing Directors.”

Michael Eisenberg joined the Company as vice president, marketing in May 2007. Prior to joining the Company, Mr. Eisenberg was the Chief Marketing Officer with McIntyre Direct, a full-service catalog consulting and services firm, since 2006. From 2002-2006, Mr. Eisenberg held the position of Director of Marketing for Musician’s Friend Inc., a catalog and online retailer of music products. From 2000 to 2002, Mr. Eisenberg was Vice President of Business Development for Prenet Corporation, an internet commerce company. Prior to 2000, Mr. Eisenberg held marketing positions with The Response Marketing Group, At Once, Inc., Real Networks, Inc., Hanna Andersson Corporation, Childcraft Education Corp., Sara Lee Corp. and Sears, Roebuck and Company. Mr. Eisenberg holds a M.B.A. from Wake Forest University and a Bachelors of Arts from Brooklyn College.

Dennis Everhart joined the Company as vice president, operations in August 2006. Prior to joining the Company, Mr. Everhart served since 2001 as owner and principal consultant for DMS Supply Chain Associates, a distribution and logistics consulting company. From 1996 to 2001, Mr. Everhart held a number of positions with Blyth Home Scents International, a division of Blyth Inc., a consumer product company, including director of supply chain, director of logistics and project manager. From 1980 to 1996, Mr. Everhart held operations management positions with GKN Automotive, Zimmer Patient Care and Sara Lee Direct. Mr. Everhart holds a both a Masters of Arts and Bachelors of Arts from the University of North Carolina at Greensboro.

Beth Sommers joined the Company as vice president, merchandising in February 2007. Ms. Sommers has been a merchandising consultant for catalog, television and big box retailers since June 2005 for Anderson Sommers, LLP, a consulting firm she founded. From January 2004 to June 2005, Ms. Sommers was a director of merchandising for first STREET, an online and catalog retail brand of TechnoBrands, Inc. Ms. Sommers was a merchandising director for Shop at Home, LLC from September 2002 until January of 2004. From May 2000 until March of 2001, Ms. Sommers was vice president of merchandising for Blockbuy.com, Inc., a provider of group purchasing solutions to the internet marketplace. From January 1998 until May of 2000, Ms. Sommers was director of merchandising, new product development and brand development for Semmelhack and Associates, a marketing and merchandising consulting company. From September of 1985 until January 1998 Ms. Sommers held various retail and merchandising positions at Hammacher Schlemmer & Company, Inc., an online, catalog and specialty retailer. Ms. Sommers earned a B.A. in Business and Theater from Hampshire College.

Lisa Tuttle joined the Company as vice president, information technology in September 2006. From April 1998 to March 2005, Ms. Tuttle served in a number of technology executive roles at Getty Images, Inc., an imagery and digital services company, and most recently served as their vice president, application development. From 1995 to 1998, Ms. Tuttle served as a project manager for Hewlett Packard Corporation.

Ms. Tuttle holds a Masters of Science in Industrial Engineering from Ohio State University and a B.A. in Mathematics and Political Science from Mansfield University.

Darin L. White has served as vice president, finance and secretary since June of 2003. From April 2001 to June 2003, Mr. White served as the Company’s controller. From June 1999 to April 2001, Mr. White served as senior financial analyst for U.S. retail for Amazon.com, Inc., an Internet retail company. From April 1998 to June 1999, Mr. White served as northwest division controller for Corporate Express, Inc., an office products supplier. From March 1997 to April 1998, Mr. White served as western region financial analyst for Corporate Express, Inc. From January 1994 to March 1997, Mr. White served as senior auditor for Deloitte & Touche LLP, a public accounting firm. Mr. White earned a B.S. in accounting from Central Washington University and holds a certified public accountant certificate.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for designing and maintaining the Company’s compensation programs consistent with the objectives below. The Committee establishes all forms of compensation, including the base salary, target bonus, and both the value of the equity award and the mix of equity vehicles for the Company’s executives, including the Named Executives. Mr. Green, as Chief Executive Officer, makes recommendations to the Committee regarding compensation levels for other executive officers. The Committee did not retain a compensation consultant, but internally reviewed compensation practices at the Company’s competitors.

Objectives

The primary objectives of our compensation program are:

•	To make a significant portion of each executive’s pay be performance-based compensation that is variable based on the Company’s operating performance and long-term shareholder returns, and that is aligned with the Company’s business strategy.

•	To provide a total compensation package that is sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while also being consistent with the Company’s objective of maintaining an efficient cost structure.

Elements of the Compensation Program

Base Salary.  The base salary for executive officers is generally established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience and competitive salary information. In the case of Mr. Green, his base salary of $350,000 was established through negotiation at the time he was hired. Year-to-year adjustments to each executive officer’s base salary are determined by an assessment of her or his sustained performance against her or his individual job responsibilities including, where appropriate, the impact of such performance on the Company’s business results, current salary in relation to competitors’ salaries, experience and potential for advancement.

Annual Incentive Bonuses.  For fiscal 2007 the compensation committee worked with management to implement an incentive bonus plan for executive officers. This plan was designed both as a retention incentive for existing executive officers and also as a recruiting incentive, since the Company had significant vacancies in its senior management team and needed an attractive incentive program to recruit qualified management personnel. The Compensation Committee believed that under these circumstances a cash incentive bonus would be a more important motivator of executive performance than comparable equity awards. At the time of adoption of the incentive bonus plan, the Company’s revenues were below management’s revenue targets for the year, the Company was experiencing significant operational difficulties in its distribution center and the Company’s stock price had dropped significantly. The incentive bonus program was adopted in November 2006. At that time, management was projecting significant losses for the remainder of the fiscal year. Management presented to the Board of Directors an aggressive plan that would reduce the projected loss by approximately $1.5 million. The bonus plan that was adopted provided for a bonus pool of up to $610,000, starting with each dollar of pre-tax income in excess of management’s revised plan. Management achieved the full goal set forth in the plan and the bonus pool of $610,000 was earned by management. The bonus pool was divided among senior management by the Compensation Committee primarily on the basis of the executive’s responsibilities and contribution to the achievement of the bonus target.

Long-Term Incentives.  We provide our executive officers with long-term incentive compensation through grants of stock options, restricted stock and/or stock bonuses under our 2004 Equity Incentive Plan. All grants are made at the closing price of the Company’s Common Stock on NASDAQ on the date of grant. The Board of Directors believes that these grants provide our executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the common stock. The Board of Directors believes that these grants directly motivate an executive to maximize long-term shareholder value. The grants also utilize vesting periods (generally four years) that encourage key executives to continue in the Company’s employ.

The amount of equity incentive compensation granted to the executive officers was based upon the strategic, operational and financial performance of the company overall and reflects the executives’ expected contributions to the company’s future success. The grant of options to acquire 300,000 shares of the Company’s common stock made to Mr. Green were part of his negotiated compensation package at the time he was hired.

REPORT OF THE COMPENSATION COMMITTEE

The Company’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Keith L. Crandell
Jean Reynolds

EXECUTIVE COMPENSATION

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to the Company by the Chief Executive Officer (the “CEO”) and the Company’s next four most highly compensated executive officers for fiscal year 2007, of which there was only three executives who received compensation in excess of $100,000. Collectively, together with the CEO, these are the “named executive officers.”

Summary Compensation Table

						Non-Equity
				Option	Stock	Incentive Plan	All Other
		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Compensation(5)	Total(6)
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Kevin A. Green	2007	$350,000		$476,067		$350,000	$311	$1,176,378
Chief Executive Officer and President
Darin L. White	2007	$193,846	$10,000	8,430	$26,955	36,665	279	276,175
Vice President, Finance and Secretary
Lisa Tuttle	2007	$126,000		31,523		25,892	248	183,663
Vice President, Technology
Dennis Everhart	2007	$96,635		11,451		19,808	194	128,088
Vice President, Operations

(1)	Bonus amount was related to a partial payment made in fiscal 2007 for services rendered by Mr. White as interim CEO prior to Mr. Green’s start date.

(2)	The amounts included in the “Option Awards” column represent the dollar amount of expense recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the named executive officers, in 2007 as well as prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123R. For additional information on the valuation assumptions, refer to Note 8 of our financial statements included in our annual report on Form 10-K for the year ended May 31, 2007, as filed with the Securities and Exchange Commission. See the Grants of Plan-Based Awards Table for information on options granted in 2007. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive officers.

(3)	The amounts included in the “Stock Awards” column represent the dollar amount of expense recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of restricted stock units granted to each of the named executive officers, in 2007 as well as prior fiscal years, in accordance with Statement of Financial Accounting Standards No. 123R.

(4)	Non-Equity Incentive Plan Compensation includes annual incentive cash bonuses based on the achievement of financial and other performance objectives. See the Grants of Plan Based Awards Table below.

(5)	Represents the amount of life insurance premiums paid on behalf of the named executives.

(6)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the preceding columns.

Grants of Plan-Based Award

					All Other
					Option	Exercise
					Awards:	or Base	Grant Date
		Estimated Future Payouts			Number of	Price of	Fair Value of
		Under Non-Equity Incentive			Securities	Option	Stock
		Plan Awards			Underlying	Awards	and Option
	Grant	Threshold	Target	Maximum	Options	($/Sh)	Awards
Name	Date	($)	($)	($)	(#)(1)	(2)	(3)

Kevin A. Green	6/22/06				300,000	$11.92	$2,217,780
	12/20/06	0	$350,000	$350,000
Darin L. White	12/20/06	0	36,665	36,665
Lisa Tuttle	9/11/06				30,000	$12.90	197,202
	12/20/06	0	25,892	25,892
Dennis Everhart	8/15/06				10,500	$11.90	64,352
	12/20/06	0	19,808	19,808

(1)	25% of the shares vest on the one-year anniversary of the date of grant and 6.25% of the total number of shares vest quarterly thereafter.

(2)	The exercise price is the last closing price of the Company’s common stock on the date of grant.

(3)	The amounts included in the “Fair Value of Awards” column represent the full grant date fair value of the awards computed in accordance with Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 to our financial statements included in our annual report on Form 10-K for the year ended May 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Equity
Incentive Plan
Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Kevin A. Green(1)		300,000		$11.92	6/21/2016
Darin L. White
Lisa Tuttle(2)		30,000		$12.90	9/10/2013
Dennis Everhart(3)		10,500		$11.90	8/14/2013

(1)	Options were granted in June 2006 and vest over four years, 25% of the shares vest on the one-year anniversary of the date of grant and 6.25% of the total number of shares vest quarterly thereafter. None of these options were vested as of May 31, 2007.

(2)	Options were granted in September 2006 and vest over four years, 25% of the shares vest on the one-year anniversary of the date of grant and 6.25% of the total number of shares vest quarterly thereafter. None of these options were vested as of May 31, 2007.

(3)	Options were granted in August 2006 and vest over four years, 25% of the shares vest on the one-year anniversary of the date of grant and 6.25% of the total number of shares vest quarterly thereafter. None of these options were vested as of May 31, 2007.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)

Kevin A. Green	0	—	0	—
Darin L. White	17,452	$160,815	3,000	$37,253
Lisa Tuttle	0	—	0	—
Dennis Everhart	0	—	0	—

(1)	The “Value Realized on Exercise” column under the “Option Awards” section is calculated as the difference between the exercise price and the market price on the day of exercise multiplied by the number of shares acquired upon exercise.

Potential Payments Upon Termination or Change of Control

This section discusses the incremental compensation that would be payable by the Company to each Named Executive in the event of a change-in-control of the Company or a termination of the Named Executive’s employment with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules, the following discussion assumes:

(i) that the triggering event in question — the death, disability, change-in-control or termination — occurred on May 31, 2007, the last business day of fiscal 2007; and

(ii) with respect to calculations based on the Company’s stock price, we used $8.75, which was the reported closing price of one share of the Company’s common stock on the Nasdaq on May 31, 2007.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees.

Termination and Change-in-Control Agreements or Arrangements.  The Company and Mr. Green, the Company’s president and chief executive officer, entered into an employment agreement dated May 11, 2006. The employment agreement provides for one year of severance, in the form of salary continuation, should Mr. Green be terminated without cause. The employment agreement also includes an agreement not to compete for one year after termination of employment.

The Company has also entered into an employment agreement with Mr. White, the Company’s vice president of finance and secretary, dated September 18, 2006. The employment agreement provides for six months of severance, in the form of salary continuation, should Mr. White be terminated without cause. The employment agreement also includes an agreement not to compete for one year after termination of employment.

The Company does not have arrangements with any other of its Named Executives providing for additional benefits or payments in connection with a termination of employment, change in job responsibility or change-in-control. Upon termination of employment for any reason other than for cause, as defined in the 2004 Plan, a Named Executive may exercise vested stock options within three months of termination (unless the term of the vested stock option expires before that time), but all unvested stock bonus and stock unit awards, unvested stock purchase rights, and unvested options expire on the date of termination. In the event of termination for cause, all vested stock options would automatically terminate as well, unless the plan administrator determines otherwise.

Change-in-Control Provisions of 2004 Plan.  In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (each a “Corporate Transaction”), the Board will determine whether provisions will be made in connection with the Corporate Transaction for the assumption of stock-based awards under the 2004 Plan or the substitution of appropriate new awards covering the stock of the successor corporation or an affiliate of the successor corporation. If the Board determines that no such assumption or substitution will be made, vesting of outstanding awards under the 2004 Plan will automatically accelerate so that such 50% of the then unvested portion of the awards become vested and exercisable immediately before the Corporate Transaction.

The Company and Mr. Green, the Company’s president and chief executive officer, have entered into an employment agreement dated May 11, 2006. The Company agreed to grant to Mr. Green stock options under the Company’s 2004 Amended and Restated Equity Incentive Plan to purchase 300,000 shares of the Company’s common stock, which will vest over a period of 4 years from the date of grant. Under the terms of the employment agreement, these options are subject to accelerated vesting with respect to 100% of those unvested options in the event Mr. Green is terminated without cause or resigns for good reason within 12 months of the change in control of the Company (each term as defined in the employment agreement).

The following table reflects the estimated amount of incremental compensation payable to the executive officers discussed above who were providing services to us as of May 31, 2007 in the event of a termination of employment or change in control of the company had occurred on May 31, 2007. The actual amounts to be paid can be determined only at the time of the executive officers’ termination of employment or change in control.

	Termination	Change in
	without cause	Control
Name	($)	($)

Kevin A. Green
Severance payments	$350,000	$350,000
Stock option acceleration(1)	0	0
Darin L. White
Severance payments(2)	$90,000	$180,000
Stock option acceleration	N/A	N/A

(1)	Stock option acceleration is measured as the intrinsic value of the stock options being accelerated at May 31, 2007. Intrinsic value is calculated as the difference between stock price on May 31, 2007 and the exercise price of the option multiplied by the number of options. In this case the net effect of the options being accelerated is negative due to the accelerated options having exercise prices in excess of the May 31, 2007 stock price.

(2)	If employment is terminated without cause or Mr. White resigns for good reason within two months following a change in control Mr. White would receive a twelve-month severance, $180,000. If termination occurs two months following a change in control, Mr. White would receive the twelve-month severance less one months base salary for each two months of continued employment.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require us, among other things, to indemnify such officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the company or a related person are disclosed in the company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of Audit Committee’s review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

During fiscal 2007, the Company had no reportable transactions with related persons.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the audit committee include appointing and providing for the compensation of the independent accountants. Each of the members of the audit committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the audit committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended May 31, 2007 with the Company’s management and the independent registered public accounting firm;

•	discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•	reviewed the written disclosures and the letter from Grant Thornton LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Grant Thornton LLP are compatible with maintaining their independence;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended May 31, 2007 filed with the Securities and Exchange Commission; and

•	instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.

Audit Committee

Don Hughes (Chairperson)
Estelle DeMeusy
Jean Reynolds

Principal Accountant Fees and Services

The audit committee has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2007. The following table shows the fees paid or accrued by the Company for the audit and other services provided by Grant Thornton LLP in fiscal years 2006 and 2007.

	2006	2007

Audit Fees(1)	$132,904	$145,435
Audit-Related Fees	5,460	—
Tax Fees(2)	—	5,383

Total	$138,364	$150,818

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statement and audit services provided in connection with other statutory or regulatory filings.

(2)	For 2007 tax fees included tax advice and planning fees of $5,383.

The audit committee has delegated to the chair of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next regular meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will vote on the election of two Class III directors to serve until the annual meeting of shareholders in 2010, and until their successors are elected and qualified. The Board of Directors has unanimously nominated Mr. Donald R. Hughes and Ms. Jean Reynolds for election to the Board of Directors as Class III directors. The nominees have indicated that they are willing and able to serve as directors. If either of these directors becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The proxies being solicited will be voted for no more than two nominees at the Annual Meeting. The directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Shareholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “FOR” the election of each of its nominees.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of the nominees.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

At the Annual Meeting, the shareholders will be asked to ratify the appointment of Grant Thornton LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008.

PROPOSAL 3 — DECLASSIFICATION OF THE BOARD OF DIRECTORS

Celebrate Express, Inc. values strong corporate governance principles. Accordingly, the Company’s Nominating and Corporate Governance Committee and Board of Directors have examined the advantages and disadvantages of maintaining a classified Board with three classes of directors elected every three years. After careful consideration and consultation with outside advisors, and in light of evolving corporate governance best practices and investor sentiment, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted and now recommends shareholder approval of a proposal to amend Article III of the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to eliminate the classification of the Company’s Board of Directors. Currently, this article divides the Board of Directors into three classes, with the directors in each class standing for election at every third annual meeting of shareholders. As proposed to be amended, this provision would provide instead for the annual election of all directors. The Board has unanimously adopted a resolution approving a declassification amendment to the Articles, which will provide for the annual election of new directors beginning in 2008. The Board recommends that the Company’s shareholders approve that amendment at the 2007 Annual Meeting.

The proposed amendment to the Articles requires the approval by a majority of all shares of Company Common Stock eligible to vote at the Annual Meeting. If the amendment to the Articles is approved, all directors would be elected to one-year terms commencing with the Company’s 2008 Annual Meeting. In order to facilitate the transition from classified three-year terms to one-year terms for all directors, each director whose current term would not otherwise expire at the 2008 Annual Meeting will tender his or her resignation effective immediately prior to the 2008 Annual Meeting, such that all of the directors will be voted on for election to one-year terms at that annual meeting. Pursuant to the Company’s Bylaws, the Board has set the current number of directors at 7, which the Proposal would not change.

Classified boards have been widely adopted and have a long history in corporate law. Proponents of classified boards believe that they provide continuity and stability to the board, facilitate a long-term outlook by the board and enhance the independence of non-employee directors. However, classified boards of directors also may be viewed as reducing the accountability of directors to shareholders, because they limit the ability of shareholders to evaluate and to elect each director annually. In fact, many investors and experts now believe that corporate governance best practices include annual director elections because they can increase the accountability of directors.

The Company’s Board of Directors believes that the election of directors is an important means for shareholders to influence corporate governance policies and for the Board of Directors to reiterate its commitment to good corporate governance and accountability to shareholders. Based upon its analysis of this important issue and upon the recommendation of the Governance Committee, the Board of Directors has determined that adopting a resolution approving an amendment to the Articles, which will provide for the annual election of all directors, is in the best interests of the Company and its shareholders at this time.

Amendment to Articles of Incorporation

If the amendment to Article 3.2 of the Articles is adopted pursuant to this Proposal, that section would read in its entirety as follows:

III

DIRECTORS

3.2 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors elected at any annual meeting of the shareholders prior to the 2008 annual meeting of the Company’s shareholders, shall be classified into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At each annual meeting of the Company’s shareholders from and after the Company’s annual meeting of shareholders to be held in 2008, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal. A vacancy on the Board of Directors may be filled by the Board in accordance with the applicable provisions of the Company’s Bylaws. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by shareholders.

Notwithstanding the foregoing provisions of this Section 3.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Appendix A shows the changes to the relevant portions of Article 3.2 of the Articles resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this Proposal will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Washington. The Company would make such a filing promptly after approval of the Proposal at the Annual Meeting and at the same time would implement a conforming amendment to the Company’s Bylaws.

The Board of Directors recommends a vote “FOR” the Company’s proposal to amend the Articles of Incorporation to provide for the annual election of all directors.

PROPOSAL 4 — AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR
AMENDMENT OF BYLAWS BY MAJORITY VOTE

These proposed amendments are to provide consistency between the Articles and the Company’s Amended and Restated Bylaws (the “Bylaws”). On March 9, 2007, the Board of Directors of the Company amended Section 11.1 of the Bylaws to provide that no bylaw may be adopted, amended or repealed by the shareholders except by the vote of at least a majority of the voting power of the Company. In addition, the Company’s Bylaws were previously amended to provide that Board may not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The Articles do not currently contain such a limitation.

Since the Articles currently do not require any specified vote for shareholders to amend the bylaws, under the WCBA only a majority of shareholders voting on a proposal would be required for any amendment of the bylaws by shareholders. In order to maintain consistency between the bylaw amendment provisions in the Articles and Bylaws and to allow the amended Section 11.1 bylaw to be effective at future shareholder meetings, the Board of Directors has approved an amendment to Section 3.3 and Section 4.5 of the Articles that will require the approval of a majority of the shares entitled to vote at a meeting for shareholders to approve, amend or repeal any bylaw.

The proposed amendment to the Articles requires the approval by a majority of all shares of Company Common Stock eligible to vote at the Annual Meeting.

Amendment to Articles of Incorporation

If the amendment to Sections 3.3 and 4.5 of the Articles is adopted pursuant to this Proposal, those sections would read in their entirety as follows:

III

DIRECTORS

3.3 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors, except that the Board of Directors shall not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board of Directors.

IV.

Shareholder Rights

4.5 In furtherance and not in limitation of the powers conferred by statute, the shareholders shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation; provided, however, that no Bylaw may be adopted, amended or repealed by the shareholders except by the vote of at least a majority of the voting power of the Corporation.

Appendix B shows the changes to the relevant portions of Section 3.3 and 4.5 of the Articles resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this Proposal will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Washington. The Company would make such a filing promptly after approval of the Proposal at the Annual Meeting and at the same time would implement a conforming amendment to the Company’s Bylaws.

The Board of Directors recommends a vote “FOR” the Company’s proposal to amend the Articles of Incorporation to provide for the amendment of the Company’s Bylaws by a majority vote of the shareholders.

PROPOSAL 5 — AMENDMENT TO THE ARTICLES OF INCORPORATION TO PROVIDE FOR
REMOVAL OF DIRECTORS WITHOUT CAUSE

Celebrate Express, Inc. values strong corporate governance principles. Accordingly, the Company’s Nominating and Corporate Governance Committee and Board of Directors have examined the advantages and disadvantages of providing that directors may be removed only for cause. After careful consideration and consultation with outside advisors, and in light of evolving corporate governance best practices and investor sentiment, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted and now recommends shareholder approval of a proposal to amend Section 3.2 of the Company’s Articles to permit directors to be removed with or without cause. Currently, the Article only provides for removal of directors for cause. As proposed to be amended, this provision would provide instead for the removal of directors with or without cause. The proposed amendment to the Articles requires the approval by a majority of all shares of Company Common Stock eligible to vote at the Annual Meeting. The Board recommends that the Company’s shareholders approve that amendment at the 2007 Annual Meeting.

The proposed amendment to the articles of incorporation to permit directors to be removed with or without cause are intended to enhance director accountability and the Company’s corporate governance practices. Under Section 23B.08.080 of the Washington Business Corporation Act (the “WBCA”), shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. Article III is proposed to be amended by eliminating the provision that directors can be removed only for cause. Thus, if Proposal 5 is approved, under the WBCA, directors of the Company could be removed with or without cause.

Amendment to Articles of Incorporation

If the amendment to Section 3.2 of the Articles is adopted pursuant to this Proposal, the second paragraph of at section would read in its entirety as follows:

III

DIRECTORS

3.2 (first paragraph omitted)

Notwithstanding the foregoing provisions of this Section 3.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. The Board of Directors or any individual director may be removed with or without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with or without cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Appendix C shows the changes to the relevant portions of Section 3.2 of the Articles resulting from the proposed amendment, with deletions indicated by strike-outs and additions indicated by underlining. If approved, this Proposal will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Washington. The Company would make such a filing promptly after approval of the Proposal at the Annual Meeting and at the same time would implement a conforming amendment to the Company’s Bylaws.

The Board of Directors recommends a vote “FOR” the Company’s proposal to amend the Articles of Incorporation to provide for directors to be removed with or without cause.

PROPOSAL 6 — RATIFICATION OF COMPANY’S SHAREHOLDER RIGHTS PLAN

In July 2006, the Board of Directors adopted a shareholder rights plan (the “Rights Plan”) by entering into a Preferred Shares Rights Agreement. The text of the Preferred Shares Rights Agreement is attached as Appendix D hereto. The Rights Plan creates a right (which may only be exercised if a person acquires control of 20% or more of the Common Shares) for each shareholder, other than the person that acquires 20% or more of the Common Shares, to acquire Series A Participating Preferred Stock at sixty-five dollars and no cents ($65.00) at the time of exercise. The triggering of the rights under the Rights Plan would significantly dilute the share position of the person that acquires 20% or more of the Common Shares and practically prevents that person from acquiring control of 20% or greater of the Common Shares unless the rights plan has been waived or withdrawn. The purpose of the Rights Plan is to cause any potential acquirer of the Company to negotiate the acquisition with the Board of Directors rather than to make an unsolicited, hostile bid. The Board of Directors believes that by controlling the acquisition process through negotiation it will be able to obtain a higher price for the Company. See “Objectives of the Rights Plan” below.

The Board of Directors is aware that advocates of more open corporate governance contend that one effect of shareholder rights plans is to entrench the position of the board of directors and management, and that this entrenchment has detrimental effects on shareholder value. In addition, many governance advocates believe that if a board of directors desires to implement a shareholder rights plan that it should be presented to shareholders for approval

Accordingly, the Board of Directors has determined to provide shareholders with the opportunity to ratify or reject the Rights Plan. If a majority of the shareholders voting on this matter vote to reject the Rights Plan, the Rights Plan will be terminated. While a majority of the Board of Directors favors retention of the Rights Plan, the Board of Directors is not making a recommendation to shareholders as to how they should vote on this proposal.

Objectives of the Rights Plan

The Rights Plan was not adopted or approved in response to or in anticipation of any pending or threatened take-over bid, nor to deter take-over bids generally. As of the date of this Proxy, the Board of Directors was not aware of any third party considering or preparing any proposal to acquire control of the Company. The primary objectives of the Rights Plan are to ensure that, in the context of a bid for control of the Company through an acquisition of the Common Shares, the Board of Directors has sufficient time to explore and develop alternatives for maximizing shareholder value, to provide adequate time for competing bids to emerge, to ensure that shareholders have an equal opportunity to participate in such a bid and to give them adequate time to properly assess the bid and lessen the pressure to tender typically encountered by a securityholder of an issuer that is subject to a bid. The Rights Plan in no way prohibits a change of control of the Company in a transaction that is fair and in the best interests of all shareholders of the Company. The rights of shareholders to seek a change in the management of the Company or to influence or promote action of management in a particular manner will not be affected by the Rights Plan. The approval of the Rights Plan does not affect the duty of a director to act honestly and in good faith with a view to the best interests of the Company and its shareholders.

General Impact of the Rights Plan

It is not the intention of the Board of Directors, in approving the Rights Plan, to secure the continuance of existing directors or management in office, nor to avoid a bid for control of the Company in a transaction that is fair and in the best interests of shareholders. The Board of Directors will continue to be bound to consider fully and fairly any bid for the Common Shares in any exercise of its discretion to waive application of the Rights Plan or redeem the Rights. In all such circumstances, the Board of Directors must act honestly and in good faith with a view to the best interests of the Company and its shareholders.

The Rights Plan does not preclude any shareholder from utilizing the proxy mechanism under the WBCA and securities laws to promote a change in the management or direction of the Company, and has no effect on the rights of holders of outstanding Common Shares to requisition a meeting of shareholders in accordance with the provisions of applicable corporate and securities legislation, or to enter into agreements with respect to voting their Common Shares. The definitions of “Acquiring Person” and “Beneficial Ownership” have been developed to minimize concerns that the plan may be inadvertently triggered or triggered as a result of an overly-broad aggregating of holdings of institutional shareholders and their clients.

The Rights Plan will not interfere with the day-to-day operations of the Company. The issuance of the Rights does not in any way alter the financial condition of the Company, impede its business plans or alter its financial statements.

Federal Income Tax Consequences

As the possibility of the Rights becoming exercisable is both remote and speculative, the adoption of the Rights Plan will not constitute a distribution of stock or property by the Company to its shareholders, an exchange of property or stock, or any other event giving rise to the realization of gross income by any shareholder. The holder of Rights may have taxable income if the Rights become exercisable or are exercised or sold. In the event the Rights should become exercisable, shareholders should consult their own tax advisor concerning the consequences of acquiring, holding, exercising or disposing of their Rights.

The Board of Directors makes no recommendation as to how shareholders should vote on this Proposal/

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

The Company’s Bylaws provide that advance notice of a shareholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not later than 90 days prior to or more than 120 days before the anniversary date of the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the 90 days prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each shareholder’s notice must contain the following information as to each matter the shareholder proposes to bring before the annual meeting: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and appropriate biographical information and a statement as to the qualification of the nominee; (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner and (ii) the number of shares of the Company’s Common Stock which are owned beneficially and of record by such shareholder and such beneficial owner.

A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

Under the rules of the Securities and Exchange Commission, shareholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2008 annual meeting of shareholders must submit such proposals so as to be received by the Company at 11220 – 120th Avenue N.E., Kirkland, Washington 98033, on or before May 7, 2008. In addition, if the Company is not notified by July 21, 2008 of a proposal to be brought before the 2008 annual meeting by a shareholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting

By Order of the Board of Directors

Kevin A. Green
President and Chief Executive Officer

Kirkland, Washington
September 4, 2007

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

APPENDIX A

PROPOSED CHANGES TO ARTICLE III OF
THE COMPANY ARTICLES OF INCORPORATION (AS AMENDED)

III

DIRECTORS

3.1 The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws.

3.2 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors elected at any annual meeting of the shareholders prior to the 2008 annual meeting of the Company’s shareholders, shall be classified into ~~the directors shall be divided into~~ three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation of Incorporation, the term of office of the Class I directors shall expire ~~and Class I directors shall be elected for a full term of three years~~. At the second annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation, the term of office of the Class III directors shall expire ~~and Class III directors shall be elected for a full term of three years~~. At each annual meeting of the Company’s shareholders from and after the Company’s annual meeting of shareholders to be held in 2008, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election.~~At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~

Notwithstanding the foregoing provisions of this Section 3.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.3 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

3.4 Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

A-1

APPENDIX B

PROPOSED CHANGES TO ARTICLE III OF
THE COMPANY ARTICLES OF INCORPORATION (AS AMENDED)

III

DIRECTORS

3.1 The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws.

3.2 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors elected at any annual meeting of the shareholders prior to the 2008 annual meeting of the Company’s shareholders, shall be classified into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation of Incorporation, the term of office of the Class I directors shall expire. At the second annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation, the term of office of the Class II directors shall expire. At the third annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation, the term of office of the Class III directors shall expire. At each annual meeting of the Company’s shareholders from and after the Company’s annual meeting of shareholders to be held in 2008, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election.

Notwithstanding the foregoing provisions of this Section 3.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.3 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors, except that the Board of Directors shall not repeal or amend any Bylaw that the shareholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board of Directors.

3.4 Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

IV.

Shareholder Rights

4.1 No shareholder of this Corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this Corporation or to any obligations convertible into stock of this Corporation, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of Preferred Stock or by written agreement with this Corporation.

4.2 In any election for directors of the Corporation, a holder of shares of any class or series of stock then entitled to vote has the right to vote in person or by proxy the number of shares of stock held thereby for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

B-1

4.3 The approval of any plan of merger, plan of share exchange, sale, lease, exchange or other disposition of all, or substantially all, of the Corporation’s property otherwise than in the usual and regular course of business, or proposal to dissolve, shall require the affirmative vote of the holders of not less than a majority of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation. At any time when the corporation is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to the authority granted under RCW 23B.10.030, RCW 23B.11.030, RCW 23B.12.020, and RCW 23B.14.020, the vote of shareholders of this Corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation not in the usual and regular course of business, or dissolution of the Corporation shall be a majority of all of the votes entitled to be cast by each voting group, regardless of whether or not the corporation is a “public company,” as that term is defined in Section 23B.01.400 of the Act.

4.4 No action required to be taken or that may be taken at an annual or special meeting of the shareholders of this Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

4.5 In furtherance and not in limitation of the powers conferred by statute, the shareholders shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation; provided, however, that no Bylaw may be adopted, amended or repealed by the shareholders except by the vote of at least a majority of the voting power of the Corporation.

B-2

APPENDIX C

PROPOSED CHANGES TO ARTICLE III OF
THE COMPANY ARTICLES OF INCORPORATION (AS AMENDED)

III

DIRECTORS

3.1 The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws.

3.2 3.2 Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of shareholders following the adoption and filing of these Amended and Restated Articles of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of shareholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Section 3.2, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. ~~Neither t~~The Board of Directors nor any individual director may be removed with orwithout cause. Subject to any limitation imposed by law, any individual director or directors may be removed with or without cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.3 In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

3.4 Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

C-1

APPENDIX D

PREFERRED SHARES RIGHTS AGREEMENT BY AND BETWEEN CELEBRATE EXPRESS, INC. AND AMERICAN SECURITIES TRANSFER & TRUST COMPANY AS OF JULY 25, 2006

D-1

ANNUAL MEETING OF SHAREHOLDERS OF CELEBRATE EXPRESS, INC. October 18, 2007 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. -20230330330000000000 2 101807 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES AND “FOR” PROPOSALS 2, 3, 4 AND 5. NO RECOMMENDATION IS MADE FOR PROPOSAL 6 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors of the Company. 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for NOMINEES: the fiscal year ending May 31, 2008. FOR ALL NOMINEES O Donald R. Hughes Class III Director O Jean Reynolds Class III Director 3. To declassify the Board of Directors and establish annual WITHHOLD AUTHORITY FOR ALL NOMINEES director elections. 4. To amend the Company’s Articles of Incorporation to provide FOR ALL EXCEPT for the amendment of the Company’s bylaws by a majority (See instructions below) vote of the Company’s shareholders. 5. To amend the Company’s Articles of Incorporation to provide that directors may be removed by the shareholders without cause. 6. To ratify the Company’s Shareholder Rights Plan. 7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” election of the Nominees and “FOR” proposals 2, 3, 4 and 5. YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON To change the address on your account, please check the box at right and IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via PROXY CARD. this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 CELEBRATE EXPRESS, INC. ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 18, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin A. Green and Darin L. White as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Celebrate Express, Inc. held of record by the undersigned on August 24, 2007, at the Annual Meeting of Shareholders to be held at The Marriott Courtyard Kirkland located at 11215 NE 124th Street, Kirkland, Washington 98034, on October 18, 2007, at 10:00 a.m. local time, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475